EXHIBIT (8)(d)(2)

AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT

(JANUS)

AMENDMENT NO. 9 TO

JANUS ASPEN SERIES

FUND PARTICIPATION AGREEMENT

(Service Shares)

The Participation Agreement dated as of April 6, 2000 between Janus Aspen Series (the “Trust”), and Transamerica Life Insurance Company (the “Company”), is hereby amended as follows:

“Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

Effective date: May 1, 2006

JANUS ASPEN SERIES		TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Kelley Abbott Howes	By:	/s/ Priscilla I. Hechler

Name:	Kelley Abbott Howes	Name:	Priscilla I. Hechler

Title:	President and CEO	Title:	Assistant Secretary

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded By Separate Account
Separate Account VA A	Transamerica Life Insurance Company Policy Form No. AV337 101 100397 (The Atlas Portfolio Builder Variable Annuity)

Separate Account VA E	Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 (Privilege Select Variable Annuity)

Separate Account VA C	Transamerica Life Insurance Company Individual Policy Form No. AV464 101 121 799 (Transamerica EXTRA Variable Annuity)

Transamerica Life Insurance Company Group Contract Form No. AV432 101 114 199CRT (Transamerica EXTRA Variable Annuity)

Separate Account VA D	Transamerica Life Insurance Company Individual Policy Form No. AV474 101 122 1099 (Transamerica Access Variable Annuity)

Transamerica Life Insurance Company Group Contract Form No. AV432 101 114 199CRT (Transamerica Access Variable Annuity)

Separate Account VA B	Transamerica Life Insurance Company Policy Form No. AV494 101 124 100 (Transamerica Landmark Variable Annuity)

Transamerica Life Insurance Company Policy Form No. AV400 101 107 198 (Transamerica Freedom Variable Annuity)

Schedule A - Continued

Separate Accounts and Associated Contracts

Separate Account VA K	Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 (Retirement Income Builder- BAI Variable Annuity)

Separate Account VA P	Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 (Flexible Premium Variable Annuity – A, under the marketing name “Transamerica Opportunity Builder” and “Transamerica Traditions”)

PFL Corporate Account One August 10, 1998 (1940 Act Exclusion)	Advantage V (or Successor Marketing Names) Variable Universal Life Policy Form No. 712 136 84 798 (may vary by state) (1933 Act Exempt)

Legacy Builder Variable Life Separate Account November 20, 1998 (1940 Act Registered)	PFL Life Insurance Company Nos. VL20 & JL20 (1933 Act Registered)

PFL Variable Life Account A July 1, 1999 (1940 Act Registered)	Variable Protector Form No. APUL0600 699 (1933 Act Registered)

Transamerica Corporate Separate Account Sixteen June 16, 2003 (1940 Act Registered)	Advantage X Variable Adjustable Life Insurance Policy Form No. EM VC1 TL703 (may vary by state)

Separate Account VA Q	Transamerica Life Insurance Company Policy Form No. AV1114-101-185-105 (Flexible Premium Variable Annuity – B, under the marketing name “Undecided at this time”)

Schedule A - Continued

Separate Accounts and Associated Contracts

Separate Account VA R	Transamerica Life Insurance Company Policy Form No. AV1025-101-178-903 (Flexible Premium Variable Annuity – C, under the marketing name “Undecided at this time”)

Separate Account VA X	Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903 (Flexible Premium Variable Annuity – I, under the marketing name “Transamerica Principium Advisor”)

Separate Account VA Y	Transamerica Life Insurance Company Policy Form No. AV1025-101-178-903 (Flexible Premium Variable Annuity – J under the marketing name “Transamerica Axiom”)